EXHIBIT  4.1               Specimen  Stock  Certificate


                         Incorporated Under The Laws Of
                             The State of Washington


No.  ________
Shares  ______________
CUSIP  NUMBER:  380674  10  1

                              Gold Pick Mines, Inc.
                                  Common Stock
             Ninety-Nine Million Shares Authorized, $0.001 Par Value

This Certifies That __________ is the owner of ____________ Shares of
$0.001 each of the Common Stock of Gold Pick Mines, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and to be sealed with the Seal of the Corporation this ____, day of _____ ________ at ___________________________

[Seal]

___________________          ___________________
    President                    Secretary


For Value Received _________ hereby sells, assigns and transfers unto
____________________________________
_________________________________ Shares of the Capital Stock represented by the written Certificate and do hereby irrevocably constitute and appoint ______________________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated  ________________________

In  presence  of  __________________________


NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN ON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION AND ENLARGEMENTS OR ANY CHANGE WHATEVER


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